Exhibit 10.3
PRESSTEK, INC.

NON PLAN, NONQUALIFIED STOCK OPTION AGREEMENT

Presstek, Inc. (the “Company”) hereby grants to the Employee the following nonqualified stock option (the “Option”) pursuant to NASDAQ Rule 4350(i)(1)(A)(iv) (the “NASDAQ Exception”) as an inducement material to the Employee’s entering into employment with the Company, such Option having been approved by the Company’s independent compensation committee. The Terms and Conditions attached hereto are also a part hereof and the undersigned Optionee hereby acknowledges receipt of such Terms and Conditions.

Name of Employee (the “Optionee”):	Jeffrey Jacobson
Grant Date of this Option:	May 10, 2007
Number of shares of the Company’s Common Stock subject to this Option (“Option Shares”):	1,000,000
Option exercise price per share:	$6.14
Vesting Start Date:	May 10, 2007

Vesting Schedule:

Date:	Increment of Option Vesting:
May 10, 2007 January 1, 2008 January 1, 2009 January 1, 2010 January 1, 2011	One-fifth Two-fifths Three-fifths Four-fifths Entire Option Grant
Vesting of each such increment (each one-fifth increment representing 200,000 Option Shares) is dependent on the continuation of Employee’s employment with the Company until the referenced vesting date for such increment as shown above, or the occurrence of an event described in the Employment Agreement dated May 10, 2007 between the Company and the Employee (“the Employment Agreement”) as described in the Terms and Conditions attached hereto.

Payment alternatives (specify any or all of Section 6 (a)(i) through (iii)): All of the methods set forth in Section 6 (a)(i) - (iii).

Presstek, Inc.

__/s/ Jeffrey Jacobson___________________
Jeffrey Jacobson, Optionee	By:_/s/ Jeffrey Cook___________
____________________________________	Jeffrey A. Cook
Street Address	Chief Financial Officer
____________________________________
City/State/Zip Code

PRESSTEK, INC.

NONQUALIFIED STOCK OPTION AGREEMENT -- INCORPORATED TERMS AND CONDITIONS

1.  Grant. This Option is granted pursuant to NASDAQ Rule 4350(i)(1)(A)(iv) (the “NASDAQ Exception” or “the Rule”) as an inducement material to the Employee’s entering into employment with the Company and is governed by, and subject to, all of the terms and conditions set forth in the Rule. Notwithstanding anything in this Agreement to the contrary, to the extent of any conflict between the terms of the Rule and this Agreement, the terms of the Rule shall control. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Rule.

2.  Grant as Nonqualified Stock Option. This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), and shall be construed and administered as a “nonqualified” stock option.

3.  Vesting and Exercisablity of Option if Service Continues. Your right to exercise this Option vests in increments beginning with the Vesting Start Date, as shown on the cover sheet and below, and ending January 1, 2011(or the occurrence of an event described in the Employment Agreement which results in immediate vesting of the unvested portion of the Option). The portion of the total number of Option Shares for which this Option will be exercisable on the dates set forth below is:

May 10, 2007  one-fifth (200,000 Option Shares)

January 1, 2008 two-fifths (an additional 200,000 Option Shares, 400,000 in total)

January 1, 2009 three-fifths (an additional 200,000 Option Shares,, 600,000 in total)

January 1, 2010 four-fifths (an additional 200,000 Option Shares, 800,000 in total)

January 1, 2011 entire Option Grant (an additional 200,000 Option Shares, 1,000,000 in     total)

Provided that the Optionee has remained in continuous employment with the Company or any affiliate until the referenced vesting date for such increment of the Option as listed on the vesting schedule set forth above, or the occurrence of an event described in the Employment Agreement (and summarized in Section 4) which results in immediate vesting of the unvested portion of the Option, the Option shall be deemed vested to the extent each increment becomes vested on such dates in accordance with such schedule or due to the occurrence of such event, and the Optionee may exercise the Option for the additional number of Option Shares as represented by the portion set opposite the applicable vesting date. No unvested portion of the Option may be exercised until such portion shall have vested in accordance with the vesting schedule set forth herein or in accordance with the Employment Agreement (and summarized in Section 4). Each option granted for Option Shares shall be exercisable for five (5) years after that portion of the Option has vested, unless sooner terminated as set forth in the Employment Agreement (as summarized in paragraph 4 herein).

4.  Termination of Service

(a) Termination Other Than For Cause. The entire Option shall become fully vested and immediately exercisable upon (i) termination of Optionee’s employment by the Company (or any successor) other than for Cause; (ii) the Employee’s resignation for Good Reason; (iii) a Change in Control; (iv) written notice by the Company (or any successor) or Optionee that it or he does not concur in the automatic extension of the Term of the Employment Agreement; (v) the Optionee’s death; or (vi) the Optionee’s becoming Totally Disabled (the capitalized terms not defined herein have the meaning assigned in the Employment Agreement). If the Optionee ceases to be an employee of the Company, other than by reason of any of the foregoing events or a termination for Cause, this Option may thereafter be exercised, to the extent it was vested and exercisable on the date of such termination, until the occurrence of the earlier of either (i) thirty (30) days following such termination; or (ii) expiration of this Option. Any portion of this Option that is not vested on the Optionee’s last day of employment shall immediately expire and be null and void and shall no longer be exercisable or exercised.

Following the Optionee’s death, the Option may be exercised by the Optionee’s estate, personal representative or beneficiary. Any portion of the Option that has not been exercised by midnight of the expiration date for such Option shall immediately expire and be null and void and shall no longer be exercisable or exercised. For purposes hereof, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence; in the event of such an approved leave of absence, vesting of the Option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. For purposes hereof, employment shall include a consulting arrangement between the Optionee and the Company that immediately follows termination of employment, but only if so stated in a written consulting agreement executed by the Company that specifically refers to this Option.

(b) Termination for Cause. If the employment of the Optionee is terminated for Cause, any unvested portion of the Option shall not thereafter be exercisable and shall be forfeited by the Optionee.

5. Partial Exercise. This Option may be exercised in part at any time and from time to time within the above limits and in accordance with Section 3 hereof, except that this Option may not be exercised for a fraction of a share. The total number of vested shares of Common Stock underlying this option shall be rounded down to the nearest whole share and any fractional shares shall be aggregated with the number of Option Shares that become vested shares in successive vesting periods.

    6. Payment of Exercise Price.

(a)  Payment Options. The aggregate exercise price for the Option Shares elected to be purchased shall be paid by one or any combination of the following forms of payment that are applicable to this Option, as indicated on the cover page hereof:

(i)	in cash, by certified or bank check payable to the order of the Company in an amount equal to the aggregate exercise price of such Option Shares; or

(ii)
subject to Section 6(a)(iii) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a Fair Market Value equal as of the date of exercise to the option price;or

(iii)
if the Common Stock is then traded on a national securities market or on the Nasdaq National Market (or successor trading system), by method of a cashless exercise in such form as may be approved from time to time in the Board of Director’s sole discretion in an undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

(b) Limitations on Payment by Delivery of Common Stock. If Section 6(a)(iii) is applicable, and if the Optionee delivers Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the exercise price for the Option Shares elected to be purchased and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

7. Securities Laws Restrictions on Resale. Unless registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Option Shares will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend specified by the Company.

8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this Option may be exercised by notice, given in writing or by an approved form of electronic transmission, to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this Option and the number of Option Shares which have vested at the time of delivery of such notice and which are being exercised and, if in writing, shall be signed by the person or persons so exercising this Option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice and the full purchase price have been received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this Option (or, if this Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this Option shall be exercised pursuant to these Terms and Conditions by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Option.

9. Option Not Transferable. This Option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee’s lifetime only the Optionee can exercise this Option; provided, however, that this Option may be transferred pursuant to a domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Optionee. Reference to an Optionee, to the extent relevant in the context, shall include references to authorized transferees.

10. No Obligation to Exercise Option. The grant and acceptance of this Option imposes no obligation on the Optionee to exercise the Option.

11. No Obligation to Continue Employment. Neither this Agreement, nor the grant of this Option imposes any obligation on the Company to continue the Optionee in employment, or interferes in any way with the right of the Company to terminate the Optionee’s employment at any time.

12. Tax Withholding. If the Company in its reasonable discretion determines that it is obligated to withhold any tax in connection with the exercise of this Option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this Option, the Optionee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the reasonable discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will upon the Company’s reasonable demand either deposit cash sufficient to satisfy the Company’s obligation or demonstrate that sufficient estimated taxes have been deposited.

13. Disposition. The Optionee agrees to notify the Company in writing immediately after the Optionee transfers any Option Shares and agrees to provide the Company with any information concerning any such transfer reasonably required by the Company for tax purposes.

14. Lock-up Agreement. The Optionee agrees that if the Company proposes to offer for sale to the public any shares of Common Stock pursuant to a public offering under the Securities Act of 1933, as amended (the “Act”), and if requested by the Company or any underwriter engaged by the Company, not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase, or otherwise dispose of any securities of the Company held by him, her or them (except for any securities sold pursuant to such registration statement) or enter into any “Hedging Transaction” as (as defined below) relating to any securities of the Company (including, without limitation, pursuant to Rule 144 under the Act or any successor or similar exemptive rule hereinafter in effect) held by him, her or them for such period following the effective date of the registration statement of the Company filed under the Act with respect to such offering, as the Company or such underwriter shall specify reasonably and in good faith, not to exceed ninety (90) days. For purposes of this Section 14, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

15. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the state of New Hampshire, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

16.  Administration. All questions of interpretation concerning this Agreement shall be determined by the Board of Directors. All determinations by the Board of Directors shall be final and binding upon all persons having an interest in this option.

17. Miscellaneous.

(a) Notices. Any Notice required to be given under this Agreement  shall be to the Company at its principal place of business and to the Employee at such  address as he shall direct, and to their representatives:

If to the Company:

Dr. Lawrence Howard
      535 Fifth Avenue, 14th floor
       New York, NY 10017
       212-644-9797
       lhoward@hudsonptr.com

If to the Optionee:
       McCarter & English, LLP
      245 Park Avenue
  New York, NY 10167
      Attn: Steven Eckhaus, Esq.
      212 609 6800
      seckhaus@mccarter.com

(b)   Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement; provided, however, that in case of any conflict with the terms of the Employment Agreement, the Employment Agreement shall control. This Agreement may be modified, amended or rescinded only in accordance with the terms of the Rule.

(c) Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this Option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Board of Directors.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.